Franklin Auto Trust 2000-1
Monthly Servicing Report


Collection Period:                                June, 2000
Distribution Date:                                July 17, 2000
Number of Days in Distribution Period:            30


Section I.  Original Deal Parameters

A.   Original Portfolio                                                 Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans           4,349        63,679,578.31      9.50%          63.66          59.73              3.93
ii.  Non-Prime Loans       3,571        55,247,782.00     14.74%          65.27          61.65              3.62
iii. Sub-Prime Loans         341         4,075,522.40     20.06%          60.28          56.38              3.90
iv.  Total Loans           8,261       123,002,882.71     12.20%          64.27          60.48              3.79

B.   Bonds Issued


                          Original
                          Principal                     Legal Final
                          Balance            Coupon       Maturity      CUSIP
                        --------------------------------------------------------
i.   Class A-1 Notes       76,000,000.00       7.02%       8/15/03    35242RAE4
ii.  Class A-2 Notes       47,002,000.00       7.25%      10/15/07    35242RAF1


C.   Spread Account

i.   Initial Cash Deposit                      1,845,043.24
ii.  Spread Account Floor Amount               2,460,057.65
iii. Specified Spread Account Amount           5.5% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount             10% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment       4,920,115.31


Section II.  Deal Status as of Previous
Distribution Date

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans           4,160        57,839,752.61      9.50%          63.84          56.89              6.95
ii.  Non-Prime Loans       3,143        51,120,115.99     14.73%          65.38          58.85              6.53
iii. Sub-Prime Loans         324         3,768,018.25     19.94%          60.52          53.80              6.72
iv.  Total Loans           7,897       112,727,886.85     12.22%          64.43          57.67              6.76

B.   Bonds Outstanding

                                                 Principal       Unpaid Interest
                                                  Balance       Shortfall Amount
                                               ---------------------------------

i.   Class A-1 Notes                           65,725,886.85              0.00
ii.  Class A-2 Notes                           47,002,000.00              0.00

C.   Spread Account

i.   Spread Account Cash Balance                2,460,057.65
ii.  Payment Provider Commitment                3,739,976.12

D.   Shortfall Amounts
i.   Base Servicing Fee Shortfall               0.00
ii.  Surety Fee Shortfall                       0.00
iii. Unreimbursed Surety Draws                  0.00
iv.  Unreimbursed Insurer Optional Deposit      0.00
v.   Additional Servicing Fee Shortfall         0.00

Section II.  Deal Status as of Previous
Distribution Date

E.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime Loans             77,402.49        29,581.47            0.00          0.00        27,840.79         637.22
ii.  Non-Prime Loans        494,187.01       208,601.85       25,738.27     12,526.28       285,220.08      65,611.51
iii. Sub-Prime Loans         59,442.77        25,592.83            0.00          0.00        52,875.73       9,925.52
iv.  Total Loans            631,032.27       263,776.15       25,738.27     12,526.28       365,936.60      76,174.25


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts

i.   Prime Loans                   5                2                0               0            2               1
ii.  Non-Prime Loans              34               14                2               1           18               4
iii. Sub-Prime Loans               5                1                0               0            3               1
iv.  Total Loans                  44               17                2               1           23               6



                                30-59            60-89            90-119          120+           Repo       Charge Offs
                                 Days             Days              Days          Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of Previous Balance

i.   Prime Loans                0.13%            0.05%             0.00%          0.00%          0.05%         0.00%
ii.  Non-Prime Loans            0.97%            0.41%             0.05%          0.02%          0.56%         0.13%
iii. Sub-Prime Loans            1.58%            0.68%             0.00%          0.00%          1.40%         0.26%
iv.  Total Loans                0.56%            0.23%             0.02%          0.01%          0.32%         0.07%


                               30-59            60-89            90-119           120+           Repo       Charge Offs
                                Days             Days              Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Previous Number

i.   Prime Loans                0.12%            0.05%             0.00%          0.00%          0.05%         0.02%
ii.  Non-Prime Loans            1.00%            0.41%             0.06%          0.03%          0.53%         0.12%
iii. Sub-Prime Loans            1.54%            0.31%             0.00%          0.00%          0.93%         0.31%
iv.  Total Loans                0.56%            0.22%             0.03%          0.01%          0.29%         0.08%


Section III.  Collection Period Activity and
Current Status

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans          4,081          55,898,111.48     9.49%          63.90          55.96              7.94
ii.  Non-Prime Loans      3,342          49,529,071.52    14.72%          65.46          57.96              7.50
iii. Sub-Prime Loans        317           3,653,043.69    19.94%          60.51          52.82              7.69
iv.  Total Loans          7,740         109,080,226.69    12.21%          64.50          56.76              7.74

B.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime Loans             84,500.77        28,949.99            0.00           0.00       13,507.17       60,091.36
ii.  Non-Prime Loans        490,911.96       166,080.12       83,986.32      18,227.11      235,648.36      221,821.70
iii. Sub-Prime Loans         71,540.02        34,876.63            0.00           0.00       47,412.97       37,622.63
iv.  Total Loans            646,952.75       229,906.74       83,986.32      18,227.11      296,568.50      319,535.69


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts

i.   Prime Loans                   6                2                0               0              1             4
ii.  Non-Prime Loans              33               12                5               1             14            16
iii. Sub-Prime Loans               5                3                0               0              4             2
iv.  Total Loans                  44               17                5               1             19            22


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of Current Balance

i.   Prime Loans               0.15%             0.05%           0.00%           0.00%            0.02%          0.11%
ii.  Non-Prime Loans           0.99%             0.34%           0.17%           0.04%            0.48%          0.45%
iii. Sub-Prime Loans           1.96%             0.95%           0.00%           0.00%            1.30%          1.03%
iv.  Total Loans               0.59%             0.21%           0.08%           0.02%            0.27%          0.29%


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Current Number

i.   Prime Loans               0.15%             0.05%           0.00%           0.00%            0.02%          0.10%
ii.  Non-Prime Loans           0.99%             0.36%           0.15%           0.03%            0.42%          0.48%
iii. Sub-Prime Loans           1.58%             0.95%           0.00%           0.00%            1.26%          0.63%
iv.  Total Loans               0.57%             0.22%           0.06%           0.01%            0.25%          0.28%

Section III.  Collection Period Activity and
Current Status

C.   Collections

i.   Simple Interest Contracts
     a.  Interest Collections                            1,134,664.50
     b.  Principal Collections                           3,284,302.55
ii.  Rule of 78's Contracts
     a.  Interest Collections                                7,879.18
     b.  Principal Collections                              43,821.92
iii. Net Liquidation Proceeds                              178,133.50
iv.  Post Disposition Recoveries                             2,591.49
v.   Rebates of Capitalized Insurance Premiums                   0.00
vi.  Repurchase Amounts
     a.  Interest                                                0.00
     b.  Principal                                               0.00

D.   Payaheads

i.   Beginning Payahead Account Balance                      7,052.90
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections                    3,268.77
iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections                    2,378.95
iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections                      889.82
v.   Ending Payahead Account Balance                         7,942.72

E.   Total Available

i.   Total Interest Collections                          1,142,543.68
ii.  Total Principal Collections                         3,506,257.97
iii. Collected Funds                                     4,648,801.65
iv.  Reinvestment Income Collected in Spread Account        12,212.98

F.   Month End Pool Balance

i.   Beginning Pool Balance                            112,727,886.85
ii.  Principal Collections                               3,506,257.97
iii. Realized and Cram-Down Losses                         141,402.19
iv.  Month End Pool Balance                            109,080,226.69

Section IV.  Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate
     a.  Prime Receivable @ 1.00%                           48,199.79
     b.  Non-prime Receivables @ 1.50%                      63,900.14
     c.  Sub-prime Receivables @ 2.00%                       6,280.03
     d.  Total Servicing Fee                               118,379.97
     e.  Total Receivables @ 1.25%                         117,424.88
ii.  Base Servicing Fee (less of id. and ie.)              117,424.88
iii. Previous Servicing Fee Shortfall                            0.00
iv.  Additional Servicing Fee                                  955.09
v.   Previous Additional Servicing Fee Shortfall                 0.00
vi.  Total Additional Servicing Fee                            955.09
vii. Supplemental Servicing Fee                             23,298.85
viii.Total Supplemental Servicing Fee                       23,298.85

B.   Surety Fee

i.   Surety Fee Rate                                            0.165%
ii.  Base Surety Fee Due                                    15,500.08
iii. Previous Surety Fee Shortfall                               0.00
iv.  Total Surety Fee Due                                   15,500.08

C.   Bond Interest
                                                                                                 Accrued
                                  Bond                                            Previous      Interest on
                                Interest      Number of Days       Current        Interest       Interest      Total Bond
                                  Rate        in Period           Interest        Shortfall      Shortfall    Interest Due
                             ---------------------------------------------------------------------------------------------

i.   Class A-1 Notes             7.02%               30          384,496.44         0.00          0.00         384,496.44
ii.  Class A-2 Notes             7.25%               30          283,970.42         0.00          0.00         283,970.42
iii. Total                       7.12%               30          668,466.85         0.00          0.00         668,466.85


Section IV.  Distribution Calculations

D.   Bond Principal

i.   Beginning Note Balance                             112,727,886.85
ii.  Current Pool Balance                               109,080,226.69
iii. Principal Distributable Amount                       3,647,660.16


E.   Total Required Distributions                         4,449,051.98
F.   Total Available Funds                                4,651,393.14
G.   Required Distribution Shortfall                              0.00
H.   Cash Available in Spread Account                     2,472,270.63
I.   Reserve Account Draw                                         0.00
J.   Payment Provider Commitment                          3,739,976.12
K.   Payment Provider Required Payment Amount                     0.00
L.   Surety Draw                                                  0.00
M.   Insurer Optional Deposit                                     0.00
N.   Total Cash Available for Distributions               4,651,393.14


Section V.  Waterfall for Distributions

A.   Total Available Funds                                4,651,393.14

                                                                                                     Remaining
                                                     Amount             Amount                         Amount
                                                      Due                Paid        Shortfall      Available for
                                                                                                    Distribution
                                               ---------------------------------------------------------------------
B.   Servicing Fee                                 117,424.88         117,424.88          0.00      4,533,968.26
C.   Surety Fee                                     15,500.08          15,500.08          0.00      4,518,468.17
D.   Note Interest                                 668,466.85         668,466.85          0.00      3,850,001.32
E.   Principal Distributable Amount              3,647,660.16       3,647,660.16          0.00        202,341.16
F.   Interest on Unreimbursed Surety Draws               0.00               0.00          0.00        202,341.16
G.   Reimbursement of Previous Surety Draws              0.00               0.00          0.00        202,341.16
H.   Reimbursement of Insurer Optional Deposits          0.00               0.00          0.00        202,341.16
I.   Reserve Deposit                                     0.00               0.00          0.00        202,341.16
J.   Payment of Additional Servicing Fee               955.09             955.09          0.00        201,386.07
K.   Deposit to Certificate Distribution  Acct.    201,386.07         201,386.07          0.00              0.00


Section VI.  Bond Reconciliation
                               Beginning          Principal       Ending          Interest      Interest      Interest
                                Balance              Paid         Balance            Due          Paid        Shortfall
                             ---------------------------------------------------------------------------------------------
A.  Class A-1 Notes            65,725,886.85      3,647,660.16    62,078,226.69    384,496.44     384,496.44     0.00
B.  Class A-2 Notes            47,002,000.00              0.00    47,002,000.00    283,970.42     283,970.42     0.00
C.  Total                     112,727,886.85      3,647,660.16   109,080,226.69    668,466.85     668,466.85     0.00

Section VII.  Spread Account Reconciliation

A.   Net Yield Calculations
     i.   Current Month                                            2.32%
     ii.  Previous Month                                           3.57%
     iii. Second Previous Month                                    3.25%
     iv.  Three-Month Average                                      3.06%
     v.   Previous Three Month Average                             3.94%
     vi.  Second Previous Three Month Average                        N/A

B.   Has Net Yield Trigger Event Occurred and Is It Continuing?       NO
C.   Has Spread Account Deposit Event Occurred
       (clauses (i) through (iv) or (iv))?                            NO
D.   Has Spread Account Deposit Event Occurred  (clause (v))?         NO
E.   Required Spread Account Parameters:
     i.   Spread Account Floor Amount                       2,460,057.65
     ii.  Spread Account Specified Amount                   5,999,412.47
     iii. Spread Account Maximum Amount                    10,908,022.67
     iv.  Spread Account Required Amount                    2,460,057.65


F.   Allocations, Deposits and Reductions of the Spread                               Change in
        Account and the Payment Provider Commitment                                    Payment        Cash on
                                                                   Deposit of Cash     Provider       Deposit in    Payment Provider
                                                                  in Spread Account  Commitment   Spread Account        Commitment
                                                                 -------------------------------------------------------------------
i.   Beginning Balance                                                                            2,472,270.63      3,739,976.12
ii.  Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (i-iv or vi)          0.00              0.00     2,472,270.63      3,739,976.12
iii. Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (v)                   0.00              0.00     2,472,270.63      3,739,976.12
iv.  Deposit to Spread Account from Waterfall                          0.00              0.00     2,472,270.63      3,739,976.12
v.   Release from Spread Account when Net Yield Trigger
       Event Has Not Occurred or Has Been Deemed Cured           -12,212.98              0.00     2,460,057.65      3,739,976.12
vi.  Release from Spread Account when Net Yield Trigger
       Event Has Occurred and Has Not Been Deemed Cured                0.00              0.00     2,460,057.65      3,739,976.12
vii. Reduction of Payment Provider Commitment when Net
        Yield Trigger Event Not Occurred or Deemed Cured               0.00        200,621.31     2,460,057.65      3,539,354.81
viii.Withdrawal from Spread Account for Insurer Optional Deposit       0.00              0.00     2,460,057.65      3,539,354.81
ix.  Reduction of Payment Provider Commitment when Net
        Yield Trigger Event Has Occurred and Not Deemed Cured          0.00              0.00     2,460,057.65      3,539,354.81

Section VIII.  Surety Bond Reconciliation

A.   Previously Unreimbursed Surety Bond Draws                            0.00
B.   Interest Rate on Outstanding Draws (PRIME + 1%)                     10.50%
C.   Current Interest Accrued on Previously Outstanding Draws             0.00
D.   Interest Paid on Unreimbursed Surety Draws                           0.00
E.   New Surety Bond Draws                                                0.00
F.   Reimbursement of Previous Surety Draws                               0.00
G.   Unreimbursed Surety Draws                                            0.00
H.   Previous Unreimbursed Insurer Optional Deposits                      0.00
I.   New Insurer Optional Deposit                                         0.00
J.   Reimbursement of Previous Insurer Optional Deposits                  0.00
K.   Unreimbursed Insurer Optional Deposits                               0.00


Section IX.  Historical Portfolio Performance

                             Previous                          Previous                        Current
                              Period       Current Period       Period        Current          Period
                            Cumulative      Charge-Offs       Cumulative   Period Losses      Prepayment
                           Charge Offs                          Losses                          Speed
                          -------------------------------------------------------------------------------

i.   Prime Loans             637.22         60,091.36            637.22     29,924.36         1.6285%
ii.  Non-Prime Loans      65,611.51        221,821.70         24,380.51     95,510.71         1.6264%
iii. Sub-Prime Loans       9,925.52         37,622.63          5,543.52     13,375.63         1.5784%
iv.  Total Loans          76,174.25        319,535.69         30,561.25    138,810.70         1.6274%




/S/ Harold E. Miller, Jr.                   /S/ Tonya B. Roemer
------------------------------------       -----------------------------------
Harold E. Miller, Jr.                      Tonya B. Roemer
President, C.E.O.                          Securitization Specialist,
                                           Assistant Treasurer